Exhibit 99.1

Honest Day’s Work, Inc.
Audited Financial Statements as of December 31, 2022 and for the period from June 24, 2022 (Inception) through December 31, 2022
With Report of Independent Auditors

Table of Contents

Financial Statements as of December 31, 2022 and for the period from June 24, 2022 (Inception) through December 31, 2022

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Honest Day’s Work, Inc.

Opinion

We have audited the financial statements of Honest Day’s Work, Inc., which comprise the balance sheet as of December 31, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 24, 2022 (inception) through December 31, 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Honest Day’s Work, Inc. as of December 31, 2022, and the results of its operations and its cash flows for the period from June 24, 2022 (inception) through December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Honest Day’s Work, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Honest Day’s Work, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

1.Exercise professional judgment and maintain professional skepticism throughout the audit.
2.Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
3.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Honest Day’s Work, Inc.’s internal control. Accordingly, no such opinion is expressed.
4.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
5.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Honest Day’s Work, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Marcum LLP

Costa Mesa, CA
September 18, 2023

Honest Day’s Work, Inc.
Balance Sheet
December 31, 2022

Assets
Cash	$20,600,685
Total assets	$20,600,685

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$155,565
Total liabilities	155,565

Stockholders’ equity
Preferred stock, $0.00001 par value; 2,655,854 shares authorized; and 2,164,029 shares issued and outstanding	21,832,170
Class A Common stock, $0.00001 par value; 12,910,417 shares authorized; and 1,514,300 shares issued and outstanding	15
Class B Common stock, $0.00001 par value; 7,510,700 shares authorized, issued and outstanding	150
Additional paid-in capital	811
Accumulated deficit	(1,388,026)
Total stockholders' equity	20,445,120
Total liabilities and stockholders' equity	$20,600,685

The accompanying notes are an integral part of these financial statements.

Honest Day’s Work, Inc.
Statement of Operations
For the Period from June 24, 2022 (Inception) through December 31, 2022

Operating expenses
Research and development	$786,850
General and administrative	601,176
Total operating expenses	1,388,026

Net operating loss	(1,388,026)
Provision for income taxes	—
Net loss	$(1,388,026)

    The accompanying notes are an integral part of these financial statements.

Honest Day’s Work, Inc.
Statement of Stockholders’ Equity
For the Period from June 24, 2022 (Inception) through December 31, 2022

	Preferred		Class A Common		Class B Common
	Stock		Stock		Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total Stockholders' Equity
Balance at June 24, 2022 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Preferred stock, net of $167,782 in issuance costs	2,164,029	21,832,170	—	—	—	—	—	—	21,832,170
Issuance of Common stock	—	—	1,514,300	15	7,510,700	150	—	—	165
Stock-based compensation	—	—	—	—	—	—	811	—	811
Net loss	—	—	—	—	—	—	—	(1,388,026)	(1,388,026)
Balance at December 31, 2022	2,164,029	$21,832,170	1,514,300	$15	7,510,700	$150	$811	$(1,388,026)	$20,445,120

The accompanying notes are an integral part of these financial statements.

Honest Day’s Work, Inc.
Statement of Cash Flows
For the Period from June 24, 2022 (Inception) through December 31, 2022

Cash flows from operating activities:
Net loss	$(1,388,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	811
Change in operating liabilities:
Accounts payable and accrued expenses	155,565
Net cash used in operating activities	(1,231,650)
Cash flows from financing activities:
Issuance of Preferred stock, net of $167,782 in issuance costs	21,832,170
Issuance of Class A common stock	15
Issuance of Class B common stock	150
Issuance of note payable – related party	331,920
Repayment of note payable – related party	(331,920)
Net cash provided by financing activities	21,832,335
Net change in cash	20,600,685
Cash – beginning of period	—
Cash – end of period	$20,600,685

The accompanying notes are an integral part of these financial statements.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

1.DESCRIPTION OF BUSINESS
Business
Honest Day’s Work, Inc. (the “Company”) was incorporated on June 24, 2022, in the State of Delaware. The Company's primary activities include developing a software application to allow domestic service providers such as housekeepers, dog walkers, electricians, and handymen, to have more control over their enterprises and empower them to provide high-quality service to their clients.
As of the reporting date, the Company has not yet generated any revenues from its operations. The Company's ability to generate future revenue is dependent on various factors, including market acceptance of its products and services and its ability to secure customers and partnerships.
2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company maintains its accounting records under the accrual method of accounting in conformity with U.S. GAAP, where expenses are recorded as incurred.
The financial statements are as of December 31, 2022 and reflect the results of operations of the Company for the period June 24, 2022 (Inception) through December 31, 2022.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of expenses during the reporting period.
Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements. The estimates and assumptions include, but are not limited to:
•provisions for income taxes and related valuation allowances and tax uncertainties;
•stock based compensation; and
•accruals for liabilities.

Cash and Cash Equivalents
Cash and cash equivalents includes highly liquid investments that are readily convertible to known amounts of cash and that are so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company did not have any financial instruments that qualified as cash equivalents at December 31, 2022.
Financial Instruments and Concentrations of Credit and Business Risk
Financial instruments that potentially subject the Company to concentrations of business and credit risks consist of cash and cash equivalents and accounts payable. Management believes that the fair value of financial instruments approximates their carrying values, due to the relatively short-term nature of these instruments.
The Company maintains cash balances that can exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not currently exposed to any significant credit risk.
Stock-based Compensation
The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, which requires all stock-based payments to employees and non-employees to be recognized in the statement of operations based on the fair value of those awards calculated using an option valuation model on the grant date. For awards with only service conditions, including stock options and restricted stock awards, compensation expense is recognized over the requisite service period using the straight-line method.
The Company used the Black-Scholes option pricing model to determine the amount of compensation to be recognized. This model utilizes certain information, such as the interest rate on a risk-free security maturing generally at the same time as the option being valued, and requires certain assumptions, such as the expected amount of time an option will be outstanding until exercised and the volatility associated with the price of the underlying share of common stock, to calculate the fair value of the options granted.
The assumptions used in the Black-Scholes model were as follows:

Fair market value of common stock	$1.81
Expected term (in years)	7.0
Expected stock price volatility	61.85%
Risk-free interest rate	4.59%
Expected dividend yield	0%

For the period from June 24, 2022 (Inception) through December 31, 2022, charges for stock-based compensation were not material.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
For the period from June 24, 2022 (Inception) through December 31, 2022, the Company granted a total of 8,260 stock options, with no option exercises, vesting or cancellations. These options vest over a four-year period. The weighted-average exercise price for the options is $1.81. At December 31, 2022, the weighted-average remaining contractual term is 9.9 years. The Company has unrecognized stock-based compensation expense related to nonvested stock options of approximately $8,925 as of December 31, 2022. This cost is expected to be recognized over a weighted average period of 3.7 years.
Preferred Stock
The Preferred Stock (as defined below) is not mandatorily redeemable and therefore it is not subject to classification as a liability. The Company determined that the deemed liquidation events triggering redemption were within the control of the Company, and therefore, the Preferred Stock is classified as permanent equity.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Software Development Costs
The Company is engaged in significant software development activities to develop its new technologies. These costs are presented as research and development expenses on the statement of operations and consist mainly of payments to contractor developers and associated technology costs. To date, these development costs, which totaled $786,850, have been expensed as incurred, as they have not yet met the stage that would require capitalization under U.S. GAAP.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

3.STOCKHOLDERS’ EQUITY
Common Stock
As of December 31, 2022, the Company had authorized the issuance of a total of 20,421,117 shares of common stock, consisting of 12,910,417 shares of Class A common stock and 7,510,700 shares of Class B common stock (collectively the “Common Stock”). Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. Each holder of shares of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. Each share of Class B Common Stock shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the transfer of such share. Each share of Common Stock is entitled to voting rights, participation in dividends and distribution rights to assets in the event of liquidation or winding up of the Company, subject to any preference in favor of the Preferred Stock.
For the period from June 24, 2022 (Inception) through December 31, 2022, a total of 47,500 shares of Class A Common Stock were issued to service providers as restricted stock for aggregate consideration of $1. The restricted stock awards are subject to a four-year vesting schedule, with the first 25% of shares vesting after one year and the remainder vesting on a monthly basis thereafter, provided the holder has a service relationship with the Company. The vesting schedule may be accelerated upon a change in control, as defined in the holder agreements. If the holder’s service relationship with the Company terminated, any unvested shares held may be repurchased at their original issuance price.
The following summarizes the restricted stock activity for the period from June 24, 2022 (Inception) through December 31, 2022:

	Number of shares	Weighted- Average Grant Date Fair Value
Inception	-	-
Granted	47,500	$0.00
Vested	-	-
Forfeited	-	-
Unvested - December 31, 2022	47,500	$0.00

No shares of restricted stock were vested at December 31, 2022. The weighted-average grant date fair value of restricted stock that vested for the period from June 24, 2022 (Inception) through December 31, 2022 was $0. Total intrinsic value of restricted stock as of December 31, 2022 was $85,975. As of December 31, 2022, total compensation costs not yet recognized related to unvested stock was $1, which is expected to be recognized over approximately the next four years.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

3.    STOCKHOLDERS’ EQUITY (continued)

An additional 606,521 shares of Class A Common Stock were reserved for issuance under the Company’s stock option plan.

As of December 31, 2022, 1,514,300 shares of Class A and 7,510,700 shares of Class B Common Stock were issued and outstanding.

Preferred Stock
On September 2, 2022, the Company entered into the Series A Preferred Stock Purchase Agreement with various investors to issue an aggregate of 2,164,029 shares of the Company’s Series A Preferred Stock, $0.00001 per share par value (the “Preferred Stock”), at a purchase price of $10.1662 per share. A total of 2,655,854 shares were authorized and as of December 31, 2022, 2,164,029 shares of Preferred Stock were issued and outstanding. The Company received $21,832,170, net of $167,782 in issuance costs.

Following is a summary of some key terms of the Preferred Stock:

•Dividends - Holders of Preferred Stock shall be entitled to receive, only when, as and if declared by the board of directors, dividends at the rate of 8% of the original issue price. Dividends for each share of Preferred Stock are prior to and in preference to any declaration or payment of any other dividend, other than dividends on shares of Common Stock payable in shares of Common Stock. No right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared.

•Liquidation - In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, the holders of shares of Preferred Stock shall be entitled to be paid out of the consideration payable to stockholders, before any payment shall be made to the holders of Common Stock.The amount payable in liquidation to the holders of Preferred Stock is equal to the greater of: (i) the original issue price, plus any dividends declared but unpaid, or (ii) such amount per share as would have been payable had all the shares of Preferred Stock been converted into Class A Common Stock. This amount at December 31, 2022 was $21,999,952. The amount payable in liquidation to the holders of Preferred Stock is equal to the greater of: (i) the original issue price, plus any dividends declared but unpaid, or (ii) such amount per share as would have been payable had all the shares of Preferred Stock been converted into Class A Common Stock. This amount at December 31, 2022 was $21,999,952.

•Voting Rights - On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date. Except as provided, the holders shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

•Election of Directors - The holders of Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Company. The holders of shares of Common Stock, exclusively and as a separate class, shall be entitled to elect three directors of the Company.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

3.    STOCKHOLDERS’ EQUITY (continued)

•Conversion - Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock, as is determined by the Company’s certificate of incorporation.

Upon the occurrence of certain events, the Preferred Stock shall be mandatorily converted. These events include the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds.

•Redemption - The Preferred Stock is not redeemable at the option of the holder thereof. The Company may redeem the Preferred Stock in certain events, including a deemed liquidation event.

4.RELATED PARTY TRANSACTIONS
During the period from June 24, 2022 (Inception) through December 31, 2022, the Company’s founder and chief executive officer (the “CEO”) paid various operating expenses on behalf of the Company, totaling $331,920. The Company’s board of directors subsequently approved reimbursement of these expenses in the form of a note payable to the founder/CEO. The note payable bore an interest rate of 3.15% and was due September 2, 2023. This note was fully repaid prior to December 31, 2022. Interest expense was $0 during the period from June 24, 2022 (Inception) through December 31, 2022 as the note was repaid immediately after issuance. The issuance and repayment of this note have been reflected in the accompanying statement of cash flows as financing activities.

In 2022, the Company entered into a consulting arrangement with the CEO to provide various consulting services. Pursuant to the arrangement, the Company paid the CEO $40,000 monthly. For the period from June 24, 2022 (Inception) through December 31, 2022, the Company paid $200,000 to the CEO pursuant to this arrangement, which is reflected in general and administrative expenses in the accompanying statement of operations.

5.INCOME TAXES
For financial reporting purposes, the net pre-tax book loss was $1,388,026 for the period from June 24, 2022 (Inception) through December 31, 2022.
The reconciliation between the Company’s effective tax rate on loss from continuing operations and the statutory tax rate for the period from June 24, 2022 (Inception) through December 31, 2022 is as follows:

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

5.    INCOME TAXES (continued)

Current tax at U.S. statutory rate	$(291,485)	21.00%
Nondeductible/nontaxable items	26,964	(1.94%)
Valuation allowance	264,521	(19.06%)
Income tax (benefit) expense	$—	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of net deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.
The following items comprise the Company’s net deferred tax assets and liabilities as of December 31, 2022:

Deferred tax assets:
Stock compensation	$170
Capitalized Sec. 174 R&E	159,731
Intangibles	13,450
Net operating loss	91,170
Total deferred tax asset	264,521

Valuation allowance	(264,521)
Deferred income tax assets, net of valuation allowance	$—

The Company continually evaluates the likelihood of the realization of deferred tax assets and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectation of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes and other relevant factors.
As of December 31, 2022, based on the Company’s history of losses and its assessment of future earnings, management believes that it is not more likely than not that future taxable income will be sufficient to realize the deferred tax assets. Therefore, a full valuation allowance has been applied to the deferred tax assets.
Effective for tax years beginning after December 31, 2021, taxpayers are required to capitalize any expenses incurred that are considered incidental to research and experimentation (“R&E”) activities under Internal Revenue Code (“IRC”) Section 174. While taxpayers historically had the option of deducting these expenses under IRC Section 174, the December 2017 Tax Cuts and Jobs Act mandates capitalization and amortization of R&E expenses for

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

5.    INCOME TAXES (continued)
tax years beginning after December 31, 2021. Expenses incurred in connection with R&E activities in the U.S. must be amortized over a five-year period if incurred, and R&E expenses incurred outside the U.S. must be amortized over a 15-year period. R&E activities are broader in scope than qualified research activities that are considered under IRC Section 41, relating to the research tax credit.
For the period from June 24, 2022 (Inception) through December 31, 2022, the Company performed an analysis based on available guidance and determined that the capitalization of R&E expenses for tax purposes will result in a decrease in the taxable loss. The Company will continue to monitor this issue for future developments and its impact on taxable income.
As of December 31, 2022, the Company has federal operating loss carryforwards of approximately $434,148.
Federal net operating loss carryforwards generated after tax year 2021 are subject to an 80% limitation on taxable income, do not expire and will carryforward indefinitely.
The utilization of the Company’s net operating losses may be subject to a U.S. federal limitation due to the “change in ownership provisions” under IRC Section 382 and other similar limitations in various state jurisdictions. Such limitations may result in a reduction of the amount of net operating loss carryforwards in future years and possibly the expiration of certain net operating loss carryforwards before their utilization.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examinations by federal, state and local jurisdictions, where applicable. There are currently no pending tax examinations, as the Company has not yet filed tax returns for 2022. To the extent the Company utilizes tax attribute carryforwards in a future period, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state and local tax authorities.
As required by the uncertain tax position guidance in ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applied the uncertain tax position guidance in ASC 740 to all tax positions for which the statute of limitations remained open. Any estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions. Any interest and penalties related to uncertain tax positions would be included as part of the income tax provision. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis of or changes in tax laws, regulations and interpretations thereof as well as other factors.

Honest Day’s Work, Inc. Notes to the Financial Statements December 31, 2022

6.SUBSEQUENT EVENTS
The Company has evaluated subsequent events that have occurred from January 1, 2023 through September 18, 2023, which is the date that the financial statements were available to be issued, and determined that, other than disclosed below, there were no other subsequent events or transactions that required recognition or disclosure in the financial statements.
On April 24, 2023, the Company acquired the domain name “Door.com” for $1,400,000. The purchase price consisted of an initial payment of $763,000 and 24 monthly payments of $29,167, beginning on May 1, 2023. The purchase was made to utilize the “Door.com” branding as part of the Company’s future go-to-market strategy.
On July 3, 2023, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Latch, Inc. (“Latch”), a Delaware corporation, LS Key Merger Sub 1, Inc., a wholly owned subsidiary of Latch and Delaware corporation (“Merger Sub 1”), and LS Key Merger Sub 2, LLC, a wholly owned subsidiary of Latch and Delaware limited liability company (“Merger Sub 2”), (i) Merger Sub 1 merged with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and subsequently, (ii) the Company merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of Latch (together with the First Merger, the “Mergers”). Following the Mergers, Merger Sub 2 changed its name to Honest Day’s Work, LLC. In connection with the Mergers, Latch issued approximately 29,000,000 shares of its common stock, subject to certain time-based and stock performance-based transfer restrictions, and $22,000,000 aggregate principal amount of unsecured promissory notes to certain of the Company’s stockholders. Certain stockholders that were not eligible to receive unregistered shares received $0.76 per share in cash totaling approximately $23,000.
As a result of the Mergers, the Company ceased to exist as of July 3, 2023.
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